SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130

(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     The Timken Company issued a press release on October 25, 2004, announcing results for the third quarter of 2004. This amended Form 8-K is being filed soley to correct two typographical errors in that press release. In the text of the press release, the seventh paragraph, second sentence should read “Sales in light vehicle applications were up from last year due to new product launches, despite a 1 percent reduction” rather than “7 percent reduction” and the third sentence of that paragraph should read “Medium and heavy truck demand continued to be strong, driven by a 38 percent increase” rather than “25 percent increase” as originally issued inadvertently.

     A copy of the corrected press release is attached as Exhibit 99.1 to this report and incorporated herein by this reference. The finanical information relating to The Timken Company included in the release did not change.

     This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     Exhibits.

99.1	The Timken Company Press Release dated October 25, 2004, announcing results for the third quarter of 2004 (corrected)

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: October 25, 2004

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EXHIBIT INDEX

Exhibit
Number	Description of Document
99.1	The Timken Company Press Release dated October 25, 2004, announcing results for the third quarter of 2004 (corrected)